                                                                   EXHIBIT 10.18

                             SETTLEMENT AGREEMENT AND RELEASE

    THIS SETTLEMENT AGREEMENT AND RELEASE (hereafter "Agreement") is made and entered into as of November 20, 1998 by and between Chad Steelberg (referred to as "Employee") and IMGIS, Inc., a California corporation doing business as AdForce (referred to as the "Company").

                                  W I T N E S S E T H:

    WHEREAS, Employee is an employee and shareholder of the Company;

    WHEREAS, Employee and the Company desire to settle fully and finally all differences between them;

    NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and in consideration of the payment by the Company to Employee of the Payment, it is agreed as follows:

    1. Employee and the Company agree that effective as of the date of this Agreement the Company's employment of Employee is terminated. Employee resigns effective as of the date of this Agreement from any and all offices as an officer of the Company, and the Company accepts such resignation.

    2. Employee acknowledges that on or before the date of Employee's execution hereof, the Company provided Employee a final paycheck for all wages, salary, bonuses, reimbursable expenses, accrued vacation and any similar payments due to Employee from Company as of the date of this Agreement. By signing below, Employee acknowledges that Company does not owe Employee any other amounts except as provided in Section 3 below.

    3. Company agrees that Employee is not being terminated for cause, so the Company shall pay to Employee, in lieu of the amounts otherwise payable to Employee under the August 1998 Agreement (defined below), $225,000.00 (the "Severance Payment"), which amount shall be paid promptly following the execution and delivery by Employee and Company of this Agreement. Further, all outstanding shares of Common Stock of the Company held by Employee on the date hereof shall be deemed to be fully vested, and all options to purchase Common Stock of the Company granted to Employee prior to the date hereof shall terminate in full and not be exerciseable effective as of the date of this Agreement.

    4. Employee represents and warrants to Company that Employee has returned to Company all real and/or intangible property or data of Company of any type whatsoever, including but not limited to any planning data, personnel data, compensation data, computer software and any and all documents in hardcopy or electronic format, that has been in Employee's possession or control.

    5. Employee acknowledges that Employee is bound by the Employee Proprietary Information and Inventions Agreement described in Section 7 below and that, as a result of Employee's employment with Company, Employee has had access to Company's Proprietary Information (as defined in the Employee Proprietary Information and Inventions Agreement), that Employee will hold all Proprietary Information in strictest confidence and that Employee will not make use of such Proprietary Information on behalf of anyone. Employee further confirms that Employee has delivered to

Company all documents and data, in either hardcopy format or any form of electronic format or any format that may be read visually, of any nature containing or pertaining to such Proprietary Information and that Employee has not taken with Employee any such documents or data or any reproduction thereof.

    6. Except for the matters, rights and obligations specified in paragraph 7 below, the Company and Employee, for themselves and on behalf of (as applicable) their respective past, present and future directors, officers, shareholders, agents, employees, attorneys, subsidiaries, spouse, heirs, estate successors and assigns, hereby forever release and discharge each other and each of their respective past, present and future directors, officers, shareholders, agents, employees, attorneys, subsidiaries, spouse, heirs, estate successors and assigns from all past, present and future claims, demands, obligations and causes of action of any nature whatsoever, whether in tort, contrast or any other theory of recovery in law or equity, whether for compensatory or punitive damages, equitable relief or otherwise, and whether now know or unknown, suspected or unsuspected, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof.

    7. Notwithstanding the provisions of Section 6 of this Agreement, however, any claims, demands, obligations and causes of action arising from any of the following are not released by this Agreement:

        a. Assignment Agreement, dated April 26, 1996, between Company, Employee, Gary Steelberg and Ryan Steelberg.

        b. Employment and Restriction Agreement, dated as of April 26, 1996, between Company and Employee.

        c. Employee Proprietary Information and Inventions Agreement, dated November 25, 1996, between Company and Employee.

        d. Letter of offer of employment, dated November 26, 1996, from Company to Employee, as amended as of July 8, 1997.

        e. Stock Repurchase Agreement, dated as of December 5, 1996, between Company and Employee.

        f. Restricted Common Stock Agreement, dated as of December 5, 1996, between Company and Employee.

        g. Amended and Restated First Refusal Agreement, dated as of July 15, 1998, among Company, Employee and certain other shareholders of Company.

        h. Amended and Restated Founders' Co-Sale Agreement, dated as of July 15, 1998, among Company, Employee and certain other shareholders of Company.

        i. Amended and Restated Voting Agreement, dated as of July 15, 1998, among Company, Employee and certain other shareholders of Company.

        j. Letter, dated August 12, 1998, from Company to Employee and the related letter, dated August 18, 1998, from Employee to Company (the "AUGUST 1998 AGREEMENT").

        k. Each agreement, proxy, certificate and other document delivered in connection with each agreement and letter described above in this paragraph 7.

    8. Employee and Company enter into this Agreement to resolve disputed matters. This Agreement shall not in any way be construed as an admission or concession by any party that such party acted wrongfully with respect to the other party or any other person. Rather, the parties have entered into this settlement to purchase peace, and to prevent litigation based upon disputed claims between them.

    9. Employee and Company agree that neither will disparage the other to third parties.

   10. Employee and the Company will promptly hereafter issue a joint press release respecting the settlement hereby of the differences between Employee and the Company. Such press release shall not be issued until the Company and Employee have agreed to the content thereof, which agreement shall not be unreasonably withheld.

   11. Employee and Company each covenants and agrees never, individually or with any person or entity, to commence, prosecute or cause or permit to be commenced or prosecuted against any party released by him or it under this Agreement, any action or other proceeding based upon any claim, demand, cause of action, obligation, damage or liability which is the subject of Section 6 of this Agreement, and will not aid, assist or encourage any other person or entity to pursue a claim of any kind against any party released by him or it under Section 6 of this Agreement, except as required by law.

   12. It is agreed that the benefits contained in this Agreement which flow to each party are subject to termination, reduction or cancellation in the event that the other party takes any action or engages in any conduct in violation of this Agreement.

   13. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

   14. Each party represents and warrants that such party has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, obligation or cause of action relating to any matter covered by Section 6 of this Agreement, and agrees to indemnify and hold harmless each party it releases hereunder from any claim, demand, obligation or cause of action which may be based upon or which may arise out of or in connection with any such sale, assignment, transfer, conveyance or disposal.

   15. Each party expressly waives any right or benefit available to such party in any capacity under the provisions of Section 1542 of the Civil Code of California.

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by item must have materially affected his settlement with the debtor."

   16. Employee understands that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, California state and local human rights agencies and federal and state courts. Employee has decided voluntarily to enter into this Agreement, and waives the right to bring any claim or recover any amounts to which he may have been entitled under such laws.

   17. Each party represents that neither such party nor anyone acting on such party's behalf has fled any claim, action, suit, complaint or proceeding against the other party in any agency, court or other forum or tribunal.

   18. Each party is advised to consult with an attorney prior to executing this Agreement. Each party has retained an attorney and represents and agrees that such party fully understands such party's right to discuss all aspects of this Agreement with such party's private attorney, that to the extent, if any, such party desires, such party has availed such party of this right, that such party has carefully read and fully understands all of the provisions of this Agreement, and that such party is voluntarily entering into this Agreement.

   19. Employee agrees that, during the period beginning on the date of this Agreement and ending two (2) years thereafter, Employee shall not, directly or indirectly, either for himself or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee or consultant of the Company to terminate his, her or its employment or consulting relationship with the Company.

   20. In order to preserve, protect, secure and effectuate the full and final settlement by the parties hereto of all their differences, Employee hereby covenants and agrees with the Company that, at any regular or special meeting of the shareholders of the Company, however called, and in any action taken by written consent of the shareholders of the Company without a meeting, Employee shall affirmatively vote (i) all the shares of capital stock of Company owned by Employee as of the date hereof and (ii) any and all other shares of capital stock of Company (or any company with which Company merges or consolidates at any time after the date hereof) which Employee may acquire after the date hereof (collectively, the "SUBJECT SHARES") in favor of each and every action, agreement and transaction approved by a majority of the Company's Board of Directors and submitted by the Company's Board of Directors to the shareholders of the Company for their approval. The preceding provisions of this Section shall termite upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the closing of a public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale for the account of the Company of the Company's Common Stock. The provisions of this Section shall be binding upon the heirs, successors and assigns of Employee (including any transferee of any of the Subject Shares).

    Contemporaneously herewith, Employee will execute and deliver herewith to the Company an irrevocable Proxy in the form attached hereto with respect to all present and future shares of capital stock of the Company, which is coupled with an interest in all such shares, and which shall be irrevocable to the fullest extent permitted by law.

    21. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all written or oral agreement or understandings between the parties hereto, or any corporate policies, practices or procedures pertaining to the subject matter hereof, in each case existing prior to the last date of execution hereof as set forth below. Any amendments to this Agreement may only be made in writing, signed by both parties.

    22. Should it become necessary for either Employee or the Company to commence litigation to enforce the terms of this Agreement, the prevailing party in such litigation shall be entitled to recover from the other party his or its reasonable costs of suit, including attorneys' fees.

    23. This document may be executed in duplicate originals, each of which is equally admissible in evidence, and each original shall fully bind each party who executed it.

    24. This Agreement is governed by, and is to be interpreted according to, the laws of the State of California. If any term of this Agreement or application thereof shall be invalid or unenforceable, the remainder of the Agreement shall remain in full force and effect.

    25. The parties hereto agree that for any litigation concerning or arising from this Agreement, venue is proper in Santa Clara County, California and each party hereby consents to jurisdiction there.

    26. Employee and a representative of the Company have read this Agreement and fully understand and agree to it.

    27. Employee is not authorized to enter, and without the explicit prior written consent of the Company's Chief Executive Officer will not gain or attempt to gain entrance, into the Company's computer, information or data systems or center. Employee is not authorized to enter, and without the explicit prior written consent of the Company's Chief Executive Officer will not gain or attempt to gain entrance, into the Company's premises.

    28. Contemporaneously herewith, Company will execute and deliver herewith to Employee a Waiver of Right of First Refusal and Co-Sale in the form attached hereto, and the Company will use its good faith diligent efforts to have such Waiver signed by such other shareholders of the Company as is necessary to permit the transactions contemplated thereby.

    PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
                                        /s/ Chad Steelberg
Imgis, Inc., a California corporation   -----------------------------------
    doing business as AdForce           Chad Steelberg

By:    /s/ Charles W. Berger
       -------------------------------
Name:  Charles W. Berger
       -------------------------------
Title: Chairman & CEO
       -------------------------------
Date Executed:      12 Jan 99           Date Executed:      1-13-99
               -----------------------                 --------------------

                             IRREVOCABLE PROXY

The undersigned shareholder of Imgis, Inc., a California corporation ("COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes the then-current Chief Executive Officer of the Company, and if there should not be a then-current Chief Executive Officer of the Company, then the then-current Chief Financial Officer of the Company, and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) all the shares of capital stock of Company owned by the undersigned as of the date of this proxy and (ii) any and all other shares of capital stock of Company (or any company with which the Company merges or consolidates at any time after the date hereof) which the undersigned may acquire at any time after the date hereof. (The shares of the capital stock of Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to herein as the "SHARES.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares. This proxy is irrevocable, is coupled with an interest in the Shares and is granted in connection with the Settlement Agreement and Release, dated as of November 20, 1998, between the Company and the undersigned (the "AGREEMENT").

The attorneys and proxies named above shall be empowered, and may exercise this proxy, to vote all of the Shares at any time and from time to time at any regular or special meeting of the shareholders of the Company, however called, and in any action by written consent of shareholders of the Company without a meeting in favor of each and every action, agreement and transaction approved by at least a majority of the Company's Board of Directors and submitted by the Company's Board of Directors to the shareholders of the Company for their approval.

This proxy shall terminate upon the earlier of (i) November 20, 2008 or (ii) the closing of a public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale for the account of the Company of the Company's Common Stock.

This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares). This proxy shall not otherwise affect the sale, transfer or other disposition by the undersigned of any of the Shares.



Dated: November 20, 1998               /s/ Chad Steelberg
                                       ---------------------------------------
                                       Chad Steelberg

                                  IMGIS, INC.

                 WAIVER OF RIGHT OF FIRST REFUSAL AND CO-SALE

This waiver is entered into by and among Imgis, Inc., a California corporation doing business as AdForce (the "COMPANY"), and the undersigned "Investors" and "Founders" as defined in that certain Amended and Restated First Refusal Agreement, dated as of July 15, 1998, among the Company and certain other individuals and entities (the "FIRST REFUSAL AGREEMENT") and/or as separately defined in that certain Amended and Restated Founders' Co-Sale Agreement, dated as of July 15, 1998, among the Company and certain other individuals and entities (the "CO-SALE AGREEMENT"). The terms "Investor" and "Founder" as used herein shall have the respective meanings ascribed thereto in the First Refusal Agreement and Co-Sale Agreement, as applicable.

The undersigned Investors, Founders and Company hereby, effective as of the date hereof, on behalf of themselves and all Investors and Founders and the Company, and any successors or assignees thereof, waives, and amends the First Refusal Agreement and the Co-Sale Agreement to waive, any notice required, rights of first refusal, rights to purchase, Co-sale rights, rights of participation or any other rights under Section 1 of the Investors Agreement and Section 1 of the Co-Sale Agreement with respect to:

(1) the sale by Chad Steelberg ("STEELBERG") of up to an aggregate of 100,000 shares of the Company's Common Stock ("COMMON STOCK") held by Steelberg on the date hereof in one or more transactions, at any price to any person or entity so long as (i) such person or entity is not now or at the time of such sale a competitor of the Company or an affiliate of such a competitor (a "NON-COMPETITOR"), and (ii) such Non-Competitor agrees in a writing delivered to the Company (x) that the First Refusal Agreement (but not the Co-Sale Agreement) will continue to apply to any resale or other transfer of the Common Stock by such Non-Competitor and
     (y) to be bound by the provisions of Section 6 of the Restricted Common Stock Agreement, dated as of December 5, 1996, between the Company and Steelberg (the "RESTRICTED COMMON STOCK AGREEMENT");

(2) the grant by Steelberg of a security interest in up to an aggregate of 919,620 shares of Common Stock held by Steelberg on the date hereof as collateral for a loan by a Non-Competitor to Steelberg so long as (i) such Non-Competitor has full recourse against Steelberg for repayment in full of such loan (and the transfer of such shares upon exercise of the rights under such security interest) and (ii) such Non-competitor agrees in a writing delivered to the Company (x) that the First Refusal Agreement (but not the Co-Sale Agreement) will continue to apply to any resale or other transfer of the Common Stock by such Non-Competitor and
     (y) to be bound by the provisions of Section 6 of the Restricted Common Stock Agreement; and

(3) (A) the grant by Steelberg of a security interest in up to an aggregate of 919,620 shares of Common Stock held by Steelberg on the date hereof as collateral for a loan by a Non-Competitor to Steelberg, whether or not such loan is full recourse, so long as (i) the principal amount of that loan divided by the number of shares of Common Stock subject to such security interest is equal to or less than the fair market value per share of Common Stock on the date that such security interest is granted as determined in good faith by the Company's Board of Directors (and the transfer of such shares upon exercise of the rights under such security interest) and (ii) such Non-Competitor agrees in a writing delivered to the Company (x) that the First Refusal Agreement (but not the Co-Sale Agreement) will continue to apply to any resale or other transfer of the Common Stock by such Non-Competitor and (y) to be bound by the provisions of Section 6 of the Restricted Common Stock Agreement and (B) in connection with such loan, the grant by Steelberg to such Non-Competitor of an option to purchase up to a number of shares of Common Stock held by Steelberg on the date hereof as is equal to the principal amount of that loan divided by the exercise price per share of such option

    (and the transfer of such shares upon exercise of such option) so long as such Non-Competitor agrees in a writing delivered to the Company (x) that the First Refusal Agreement (but not the Co-Sale Agreement) will continue to apply to any resale or other transfer of the Common Stock by such Non-Competitor and (y) to be bound by the provisions of Section 6 of the Restricted Common Stock Agreement.

Whenever in this waiver there is a reference to a specific number of shares of Common Stock, then, upon the occurrence of any subdivision, combination or stock dividend of Common Stock, the specific number of shares so referenced in this waiver shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of Common Stock by such subdivision, combination or stock dividend. This waiver is given with respect to only the matters set forth above, in this waiver and not with respect to any other offer, sale, pledge, transfer or purchase of securities of the Company respecting which the Company or any of the Investors may have rights under
Section 1 of the First Refusal Agreement and/or Section 1 of the Co-Sale Agreement.

This waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together should constitute one and the same waiver.

Dated as of December 15, 1998

INVESTOR:

If an individual, please sign here:    If a corporation, please sign here:

-------------------------------------  --------------------------------------
Please PRINT Investor's Name           Please PRINT Investor's Name

                                       By:
-------------------------------------     -----------------------------------
Please SIGN Investor's Name            Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------
FOUNDER

Chad Steelberg
-------------------------------------
Please PRINT Founder's Name

/s/ Chad Steelberg
-------------------------------------
Please SIGN Founder's Name

Imgis, Inc., a California corporation

By: /s/ Charles W. Berger
    ---------------------------------

Name: Charles W. Berger
      -------------------------------
Title: Chairman
       ------------------------------

                             (SIGNATURE PAGE TO
                 WAIVER OF RIGHT OF FIRST REFUSAL AND CO-SALE)


                                     -2-